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                                                                    EXHIBIT 23.3



                        CONSENT OF INDEPENDENT ENGINEERS


As independent engineering consultants, we hereby consent to the use of our report entitled "Evaluation of Oil and Gas Reserves to the Interests of Clayton Williams Energy, Inc. in Domestic Oil and Gas Properties and to the Interests of Warrior Gas Company in the Gataga Gas Unit No. 5A, Vermejo (Ellenburger) Field, Loving County, Texas, Effective December 31, 1999, for Disclosure to the Securities and Exchange Commission, Utilizing Aries Software, Williamson Project 9.8770" dated February 24, 2000, and data extracted therefrom (and all references to our Firm) included in or made a part of the Form 10-K Annual Report for the year ended December 31, 1999, which is incorporated by reference into this Registration Statement on Form S-8 to be filed by Clayton Williams Energy, Inc. with the Securities and Exchange Commission for the 1993 Stock Compensation Plan of Clayton Williams Energy, Inc.




                                       WILLIAMSON PETROLEUM CONSULTANTS, INC.


Midland, Texas
September 29, 2000